SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of September__, 2013, between SurePure, Inc., a Nevada corporation (the “Corporation”), and Trinity Asset Management International Limited, a company formed under the laws of Mauritius (Company Number: C49926 C1/GBL) (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 promulgated thereunder and Regulation S promulgated thereunder, the Corporation desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Corporation, securities of the Corporation as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Corporation and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning given to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the First Closing and each Other Closing.

“Closing Date” means the date of the First Closing or a date of any Other Closing, as the case shall be.

“Commission” means the United States Securities and Exchange Commission.

“Committed Shares” shall have the meaning given to such term in Section 2.1(b).

“Commitment Amount” shall have the meaning given to such term in Section 2.1.

“Common Stock” means the common stock of the Corporation, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Closing” shall have the meaning given to such term in Section 2.1(a).

“GAAP” shall have the meaning given to such term in Section 3.1(h).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means shares of the Corporation’s Nonvoting Convertible Preferred Stock, par value $0.01 per share.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the Corporation’s Supplemental Prospectus as filed with the Commission on May 17, 2013.

“Purchase Price” shall have the meaning given it in Section 2.2.

“Purchaser Party” shall have the meaning given to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Corporation and the Purchaser.

“Required Approvals” shall have the meaning given to such term in Section 3.1(e).

“Regulation S” means Regulation S promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning given to such term in Section 3.1(h).

“Shares” means shares of the Corporation’s Common Stock.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Corporation as set forth in the Prospectus.

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“Trading Day” means any day on which the Trading Market is open for business.

“Trading Market” means the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and all exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Vstock Transfer, LLC, the current transfer agent of the Corporation, with a mailing address of 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, and any successor transfer agent of the Corporation.

“VWAP” means the volume weighted average price for the Shares in the Trading Market for the designated period of time, as determined by the Corporation in good faith from information provided by Bloomberg LP.

ARTICLE II.

PURCHASE AND SALE

2.1 Closings. Upon the terms and subject to the conditions set forth herein, the Corporation will sell, and the Purchaser will purchase, Shares for the aggregate Purchase Price of $900,000 for the Shares to be purchased and sold (the “Commitment Amount”). The Shares will be purchased and sold, as follows:

(a)	the Corporation will sell and the Purchaser will purchase 360,000 Shares on or before 3:00pm New York City time on September 30, 2013 or such later date, not later than October 25, 2013, as the Corporation and the Purchaser shall agree (the closing of the purchase and sale of such 360,000 Shares is referred to as the “First Closing”); and

(b)	the Corporation will sell and the Purchaser will purchase Shares in addition to those that the Purchaser has purchased at the First Closing (such additional shares are referred to in this Agreement as the “Committed Shares”) until the Purchaser has paid the full Commitment Amount to the Corporation on dates and in installments as listed below to be notified by the Purchaser on not less than five (5) Business Days’ notice to the Corporation; provided, that the Purchaser shall purchase all of the Committed Shares by not later than 5:00pm New York City Time on March 24, 2014 (each of the closings of the respective purchases and sales of the Committed Shares is referred to as an “Other Closing”). The scheduled payment dates and installments are:

Dates	Number of Shares
October 25, 2013	90,000
November 25, 2013	90,000
December 13, 2013	90,000
January 24, 2014	90,000
February 25, 2014	90,000
March 25, 2014	90,000

At each Closing, (a) the Purchaser shall deliver the Purchase Price times the number of Shares being purchased to the Corporation in United States dollars and in immediately available funds wired in accordance with wire transfer instructions that the Corporation shall provide to the Purchaser in writing at least three (3) Business Days prior to the Closing Date and (b) within ten (10) Business Days following receipt of the Purchase Price therefor, the Corporation shall send the Shares purchased on the Closing Date to the Purchaser at its address set forth on the execution page to this Agreement. Upon satisfaction of the covenants and conditions set forth in Section 2.3, each Closing shall occur at the Corporation’s office at 405 Lexington Avenue, 25th Floor, New York, NY 10104 or such other location as the parties shall mutually agree. Time shall be of the essence in connection with the performance of all obligations to be performed at each Closing.

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2.2 Purchase Price. The purchase price (the “Purchase Price”) for the Shares shall be as follows:

(a) for the Shares to be purchased and sold at the First Closing, $1.00 per share; and

(b) for the Shares to be purchased and sold at each Other Closing, $1.00 per share; provided that if the any Purchase Price is paid other than prior to or on the dates set forth in Section 2.1(b), the Purchase Price per Share for such purchase and all remaining purchases of Shares shall be the greater of (i) $1.00 per share and (ii) 92% of VWAP for the twenty (20) Trading Days ending on the third (3rd) Trading Day prior to the Closing Date.

2.3 Closing Conditions.

(a) The obligations of the Corporation under this Agreement in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date referred to therein, in which case they shall be accurate as of such date); and

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed.

(b) The obligations of the Purchaser under this Agreement in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Corporation contained herein (unless as of a specific date referred to therein, in which case they shall be accurate as of such date); and

(ii) all obligations, covenants and agreements of the Corporation required to be performed at or prior to the Closing Date shall have been performed.

In addition, the obligations of the Purchaser under this Agreement in connection with the First Closing are subject to the conditions that the Corporation has executed and delivered the Registration Rights Agreement.

2.4 Liquidated Damages. Unless excused by the failure of the Corporation to satisfy any condition set forth in Section 2.3(b), if the Purchaser fails to purchase and pay in full for the Committed Shares by 5:00pm New York City Time on March 25, 2014, the Purchaser shall pay the Corporation on demand by the Corporation the excess of $900,000 over the aggregate amount paid to the Corporation by the Purchaser at the First Closing or any Other Closings that have been completed. This amount is not a penalty but represents a reasonable approximation and liquidation of the damages suffered by the Corporation in reliance on the unperformed obligations of the Purchaser and is not paid as a subscription for Shares.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Corporation. The Corporation hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Corporation are set forth in the Prospectus. The Corporation owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Corporation and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Corporation nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Corporation and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Corporation’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Corporation and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation, the Board of Directors or the Corporation’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Corporation and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Corporation of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Corporation’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Corporation or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Corporation or Subsidiary debt or otherwise) or other understanding to which the Corporation or any Subsidiary is a party or by which any property or asset of the Corporation or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Corporation or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e) Filings, Consents and Approvals. The Corporation is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Corporation of the Transaction Documents, other than: (i) the filings required pursuant to the Registration Rights Agreement and (ii)  the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Corporation other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The capitalization of the Corporation is as set forth in the Prospectus. As of the date of this Agreement, there are issued and outstanding 21,465,447 shares of Preferred Stock and 36,695,485 shares of Common Stock. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Corporation or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Corporation to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Corporation securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares under this Agreement. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Corporation’s capital stock to which the Corporation is a party or, to the knowledge of the Corporation, between or among any of the Corporation’s stockholders.

(h) SEC Reports; Financial Statements. The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by the Corporation under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Corporation was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports that were filed on or after December 12, 2012, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Corporation and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Corporation has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Corporation’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Corporation has not altered its method of accounting, (iv) the Corporation has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Corporation has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Corporation stock option plans. The Corporation does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Corporation or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Corporation under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Corporation nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Corporation, there is no investigation by the Commission, whether pending or contemplated, involving the Corporation or any current director or officer of the Corporation. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Corporation or any Subsidiary under the Exchange Act or the Securities Act.

(k) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Corporation or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

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(l) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Corporation to the Purchaser as contemplated hereby.

(m) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Corporation has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Corporation received any notification that the Commission is contemplating terminating such registration. The Corporation has not, in the 12 months preceding the date hereof, received notice from the OTC Market to the effect that the Corporation is not in compliance with the listing or maintenance requirements of such trading market. The Corporation is in compliance with all such listing and maintenance requirements.

(n) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Corporation confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Corporation understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Corporation. All of the disclosure furnished by or on behalf of the Corporation to the Purchaser regarding the Corporation and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Corporation acknowledges and agrees that the Purchaser is not making or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2. .

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Corporation as follows (unless as of a specific date therein):

(a) Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law.

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(c) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act and a person other than a “U.S. Person” as defined in Rule 901 under the Securities Act. The Purchaser is not acquiring the Acquired Shares for the benefit of any U.S. Person. The Purchaser will be the sole beneficial owner of Stock and the Purchaser has not pre-arranged any sale with respect to any of the foregoing to any persons in the United States. For purposes of this representation, a “U.S. person” shall include, without limitation, any natural person resident in the United States, any partnership or corporation organized or non-U.S. banks or insurance companies, any estate of which executor or person (with certain exceptions) and any agency or bank of a foreign entity located in the United States, but does not include a natural person not resident in the United States; and the “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia. The Purchaser is outside the United States as of the date of the execution and delivery of this Agreement and will be outside the United States at the time of the closing of the purchase and sale of any Shares; provided, that delivery of the Shares may be effected within the United States through the Purchaser’s agent as long as the Purchaser is outside the United States at the time of any such delivery. The purchase of the Shares under this Agreement is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(d) Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of the Corporation, and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser or its advisors, if any. The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk.

(e) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Corporation during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Corporation or any other Person representing the Corporation setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, Rule 144, Regulation S, to the Corporation or to an Affiliate of a Purchaser, the Corporation may require the transferor thereof to provide to the Corporation an opinion of counsel selected by the transferor and reasonably acceptable to the Corporation, the form and substance of which opinion shall be reasonably satisfactory to the Corporation, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

(b)As long as is required by the Securities Act, certificates representing the Shares shall bear a legend in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2 Furnishing of Information; Public Information. Until the Purchaser owns no Shares, the Corporation covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Corporation after the date hereof pursuant to the Exchange Act even if the Corporation is not then subject to the reporting requirements of the Exchange Act.

4.3 Securities Laws Disclosure; Publicity. The Corporation shall, by 9:00 a.m. (New York City time) on or prior to the fourth business day immediately following the date hereof, file a Current Report on Form 8-K with the Commission disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit to be filed with the Commission. From and after the filing of such Current Report, the Corporation represents to the Purchaser that the Corporation shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Corporation or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Corporation and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Corporation nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Corporation, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Corporation, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.4 Non-Public Information. Neither the Corporation, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Corporation believes constitutes material non-public information, unless prior thereto the Purchaser shall have entered into a written agreement with the Corporation regarding the confidentiality and use of such information. The Corporation understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Corporation.

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4.5 Use of Proceeds. The Corporation shall use the net proceeds from the sale of the Shares hereunder for working capital purposes.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Corporation upon notice to the Purchaser if the Purchaser does not perform any of its obligations under Section 2.1, subject to the satisfaction of the conditions set forth in Section 2.3.

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Corporation shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares or Additional Shares to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with confirmed instructions for next-day delivery or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Corporation and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares; provided, that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchaser.”

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5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive each of the Closings and the deliveries of the Shares for a period of six months.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

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5.14 Construction. Each of the parties and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.15 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUREPURE, INC. By: /s/ Stephen M. Robinson Name: Stephen M. Robinson Title: Chief Financial Officer	Address for Notice: 405 Lexington Avenue, 25th Floor New York, NY 10174 Attention: Stephen M. Robinson Chief Financial Officer Telecopy: +1 917 368 8005
With a copy to (which shall not constitute notice):	Barton, LLP 420 Lexington Avenue, 18th Floor New York, NY 10104 Attention: William A. Newman Telecopy: +1 212 687 3667
Trinity Asset Management International Limited By: /s/ Rajsing Gopaid Name: Rajsing Gopaid Title: Director	Address for Notice: c/o Dale International Trust Company Limited 3rd Floor/ Tower A 1 Cybercity Ebene MAURITIUS Attention: Telecopy: +230 467 0155
With a copy to (which shall not constitute notice):

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